UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2006 (October 20, 2006)
ARKANSAS BEST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation or
organization)
3801 Old Greenwood Road
Fort Smith, Arkansas 72903
(479) 785-6000
(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On October 20, 2006, the Company amended and restated the below listed plans primarily to make them compliant with the American Jobs Creation Act of 2004 and the Pension Protection Act of 2006:
Arkansas Best Corporation Supplemental Benefit Plan (Previously Amended and Restated effective as of January 1, 2005)
ABF Freight System, Inc. Supplemental Benefit Plan (Previously Amended and Restated effective as of January 1, 2005)
Data-Tronics Supplemental Benefit Plan (Previously Amended and Restated effective as of
January 1, 2005)
The amendments include:
(1)	Changing the definition of “Company” in the ABF Freight System, Inc. and Data-Tronics plans’ Change-in-Control sections to “Arkansas Best Corporation.” The definition for Change-in-Control in both the ABF Freight System, Inc. and Data-Tronics plans had referred to a Change-in-Control of the “Company” and the Company had been defined as Data-Tronics Corp. for the Data-Tronics Plan and ABF Freight System, Inc. for the ABF Freight System, Inc. Plan,

(2)	Clarifying that any rabbi trust used to fund benefits under the Supplemental Benefit Plans would be subject to the funding limitations set forth in the Pension Protection Act of 2006, if Arkansas Best Corporation ever had a severely under-funded pension plan, and

(3)	Stating that any participant’s election to defer the Supplemental Benefit Plan benefit made after 12/31/2007 will be considered a “subsequent” deferral election and subject to the requirements of Section 409A of the American Jobs Creation Act.
Participants in the Supplemental Benefit Plans are certain officers holding the position of Vice President and above of Arkansas Best Corporation and ABF Freight System, Inc. and the President of Data-Tronics Corp., who were participants in the respective Plans on December 16, 2005.

ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
10.1	Arkansas Best Corporation Supplemental Benefit Plan (Previously Amended and Restated effective as of January 1, 2005)

10.2	ABF Freight System, Inc. Supplemental Benefit Plan (Previously Amended and Restated effective as of January 1, 2005)

10.3	Data-Tronics Supplemental Benefit Plan (Previously Amended and Restated effective as of January 1, 2005)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ARKANSAS BEST CORPORATION

(Registrant)

Date:	October 26, 2006	/s/	Richard F. Cooper

Richard F. Cooper,
Senior Vice President – General Counsel and Secretary